Exhibit 3.15

LIMITED LIABILITY COMPANY AGREEMENT
OF
NISKA GAS STORAGE LLC

This Limited Liability Company Agreement (“Agreement”) of Niska Gas Storage LLC (the “Company”), dated as of May 4th, 2006, is made between (a) the Company and (b) Alenco Inc., the Company’s sole member. The undersigned enter into this limited liability company agreement for the Company as follows:

1.                                      General Provisions

1.1           Organization.  The Company shall be a limited liability company under the Delaware Limited Liability Company Act (the “Act”) upon the conversion of EnCana Gas Storage Inc. into a limited liability company (the “Conversion”) becoming effective in accordance with the provisions of sections 266 and 103 of the Delaware General Corporation Law and section 18-214 of the Delaware Limited Liability Company Act.

1.2           Name.  Upon the Conversion becoming effective, the Company shall thereafter be called Niska Gas Storage LLC.

1.3           Term.  The Company’s existence shall continue in perpetuity. The death, interdiction, withdrawal, expulsion, bankruptcy, or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member shall not cause the Company to be dissolved.

2.                                      Membership Interest

2.1           Uncertificated Membership Interests.  The Member’s ownership interest in the Company shall not be represented by shares, units or other certificates.

2.2           Issuance of Additional Membership Interests. Additional membership interests in the Company may be issued from time to time for such consideration, or as a dividend, as the Members may determine. Upon receipt by the Company of payment of the consideration for the issuance of membership interests, such membership interests shall be fully paid and nonassessable.

2.3           Redemption of Membership Interests.  The membership interests of the Company may be reduced by purchase or redemption by the Company as authorized by the Board of Directors of the Company. The consideration for such reduction or redemption shall be determined by the Board of Directors and may include without limitation money or other property.

2.4           Dividends.  All profits and losses of the Company shall be allocated among the Members in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are determined), and all distributions to Members (hereafter “dividends”) may be declared by the Board of Directors at any time and paid on membership interests in kind or out of any funds legally available for such purpose. No dividend shall be declared and paid unless, after the dividend is made, the Company is able to pay its debts as they become due in the usual course of business and the assets of the Company are in excess of the sum of (i) the Company’s liabilities plus (ii) the amount needed to satisfy the preferential rights of other Members upon dissolution that are superior to the rights of Members receiving the dividend.

2.5           Liquidation or Dissolution.  In the event of the liquidation, dissolution, or winding up of the affairs of the Company, the assets, after payment of all liabilities of the Company, shall be distributed among the members in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are determined).

2.6           Reversion.  Cash, property or membership interest dividends, membership interests issuable to Members in connection with the reclassification of membership interests, and the redemption price of redeemed membership interests, that are not claimed by the Members entitled thereto within one year after the dividend or redemption price became payable or the membership interests became issuable, despite reasonable efforts by the Company to pay the dividend or redemption price or issue membership interests to such Members within such time, shall, at the expiration of such time, revert in full ownership to the Company, and the Company’s obligation to pay such dividend or redemption price or issue such membership interests, as the case may be, shall thereupon cease.

3.                                      Members

3.1           Rights of Members.  The Members of the Company shall have no greater rights and powers than those granted to shareholders of a Delaware business corporation organized under the provisions of the Delaware General Corporation Law.

3.2           Capital.  No Member shall have the right to withdraw or resign from the Company or to withdraw the capital attributable to the Member’s membership interests or to demand and receive property of the Company or any distribution in return for such capital or the right or obligation to contribute additional capital without the unanimous written consent of the Members. Upon withdrawal or resignation, such former Member shall not be entitled to any distribution on account of withdrawal or resignation.

3.3           Admission of Additional Members.  Additional persons may be admitted to the Company as Members, on such terms and conditions as the Members, without any approval of the Board of Directors, determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes or groups of Members having different rights, powers, and duties. The Members may reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers, and duties, and such an amendment shall be approved and executed by the Members. Any such admission is effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member, the new Member’s ratification of this Agreement and agreement to be bound by it.

3.4           No Individual Authority.  No Member, acting alone, shall have any authority to act for, or to undertake or assume, any obligation, debt, duty or responsibility on behalf of the Company.

3.5           Members Meetings.  All meetings of the Members shall be held at the Company’s registered office in Delaware, or at any other place determined by the Board of Directors or any officer of the Company. At each meeting of Members, a list of the Members entitled to vote, arranged alphabetically and certified by the Secretary, showing the membership interest held by each such Member on the record date for the meeting, shall be produced on the request of any Member.

3.6           One Vote Per Member.  Each Member shall be entitled to one vote either in person or by proxy.

3.7           Annual Election of Directors.  An annual meeting of Members for the election of directors and the transaction of other business shall be held once per calendar year at such time and place as the Board of Directors or one officer of the Company may designate in the notice of meeting or in a waiver of notice thereof.

3.8           Voting and Proxies.  Except as otherwise mandatorily provided herein or under applicable law, any action of the Members may be taken on the affirmative vote of a majority of the Members. On demand of any Member, the vote on any question before a meeting shall be by ballot. Any vote may be given by the Member entitled thereto in person or by such Member’s proxy appointed by an instrument in writing subscribed by such Member or by such Member’s attorney thereunto authorized and delivered to the Secretary of the Company; provided, however, that no proxy shall be voted on after three years from the date of its execution unless said proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company.

3.9           Quorum.  Except as otherwise provided by law, the presence, in person or by proxy, of a majority of the Members constitutes a quorum at all meetings of the Members.

3.10         Special Meetings.  Special meetings of the Members for any purpose or purposes whatsoever, may be called at any time by the Board of Directors, any one officer or by any one or more Members constituting not less than one-fifth (1/5) of the members of the Company. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Members. Notices of any special meeting (except publications of notices) shall specify (in addition to the place, day and hour of the meeting) the general nature of the business to be transacted.

3.11         Notice of Members’ Meetings.  Written or printed notice, stating the place and time of any meeting, and, if a special meeting, the general nature of the business to be considered, shall be given to each Member entitled to vote at the meeting, at his last known address, at least fifteen (15) days before the meeting in the case of an annual meeting and ten (10) days before the meeting in the case of a special meeting. Any irregularity in the notice of an annual meeting held at the Company’s principal business office at the time prescribed in Section 3.7, shall not affect the validity of the meeting or any action taken at the meeting. Any Member present at a meeting shall be deemed to have received or waived notice of such meeting unless the Member appears at the meeting for the sole purpose of objecting to the conduct of any business at the meeting on the ground that it is not lawfully convened. Notice of a meeting may be waived in writing at any time without specifying in such waiver the purpose of or the business transacted at such meeting.

3.12         Record Date.  The Board may fix a record date for determining Members of record for any purpose. The record date shall not be before the date of the resolution fixing the record date, and shall not be more than sixty (60) days or less than ten (10) days before the date of the meeting or other action for which the date is fixed. If no record date is fixed, the record date in the case of a meeting will be the close of business on the day next preceding the day on which the meeting is held, and in all other cases it will be the close of business on the day before the resolution of the Board of Directors adopts the resolution relating thereto.

3.13         Inspection of Company Records.  The membership ledger, the books of account and the minutes of proceedings of Members and the Board of Directors or committees of directors shall be open to inspection by any Member upon written demand, to the extent allowed by applicable Delaware law, at any reasonable time upon reasonable advance notice for purposes reasonably related to the interests of the Members. Such inspection may be made in person or by an agent or attorney and shall include the right to make photocopies. Demand of inspection other than at a Member’s meeting shall be made in writing upon the President or Secretary.

3.14         Written Consent.  Consents in writing to Company action shall be effective if signed by Members having at least that proportion of the total voting power that would be required to authorize or constitute such action at a meeting of Members.

4.                                      Board of Directors

4.1           Management.  All management powers over the business and affairs of the Company shall be exclusively vested in a Board of Directors whose members are called “directors” and who shall constitute the “managers” of the Company within the meaning of the Act. Directors may, but need not, be Members.

4.2           Powers of Directors.  Without prejudice to the general powers conferred under Section 4.1, the Board of Directors has the following specific powers:

(a)           To appoint and remove officers;

(b)           From time to time, to devolve the powers and duties of any officer upon any other person, as agent for the Company, for the time being;

(c)           To determine who shall be entitled to vote, or to assign and transfer any shares, bonds, debentures or other securities of other companies held by this Company; and

(d)           Subject to Section 4.4, to delegate any of the powers of the Board to any standing or special committee or to any officer or agent (with power to subdelegate) upon such terms as the Board shall determine.

4.3                                 Number of Directors and Qualifications.  The number of directors of this Company shall be not less than one nor more than nine. The directors, other than the members of the initial Board listed in Exhibit A, shall be elected by the Members of the Company at the annual meeting of Members, each director’s term of office to last until the next annual meeting of Members and thereafter until his successor is named and has qualified. At any time subsequent to the annual meeting of the Members, the Members may, by majority vote, decrease or increase the number of directors authorized in this paragraph. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any vacancy created by an increase in the number of directors shall be filled by vote of the Members or of the Board of Directors, and any additional director so elected shall serve until the next annual meeting of the Members and until his successor is elected and qualified, or until his earlier death, resignation or removal.

4.4                                 Limitation on Power of the Board. Notwithstanding any provision to the contrary of this Agreement, the Board of Directors shall not have the right or power to do any of the following acts without the affirmative approval of all of the Members:

(a)           The amendment of the Certificate of Formation or this Agreement;

(b)           The dissolution and winding up of the Company;

(c)           The admission of new Members;

(d)           The sale, exchange, lease, mortgage, pledge, or transfer of all or substantially all of the assets of the Company; or

(e)           The merger or consolidation of the Company.

4.5                                 Board Voting.  All actions of the Board of Directors shall be by majority vote of those directors present at a meeting.

4.6                                 Written Consents.  Written consents to action of the Board of Directors in lieu of a meeting of the Board will be effective if signed by all members of the Board of Directors.

4.7                                 Initial Board of Directors.  The initial members of the Board of Directors of the Company are named on the attached Exhibit A. The members of the Board of Directors are the managers of the Company and shall exercise the powers conferred on them under this Agreement collectively in the manner provided herein. They shall continue in office until their successors are elected and have qualified, or until their earlier death, resignation or removal.

4.8                                 Meetings By Conference Telephone.  The members of the Board of Directors may participate in and hold any meeting whether regular or special, by means of conference telephone or other similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other. Participation in such a meeting shall constitute presence at such meeting.

4.9           Organizational Meeting.  Immediately following each annual meeting of Members, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of business. Notice of this meeting shall not be required.

4.10         Regular Directors’ Meeting.  The regular meeting of the Board of Directors shall be at the time determined by the Board of Directors, and shall be held at the Company’s registered office in Delaware, or at any other place designated by the Board of Directors. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board designates some other day.

4.11         Special Meetings of the Board.  Special meetings of the Board of Directors may be called at any time by any one director or officer of the Company. Special meetings may be held at such place or places within or outside Delaware as may be designated in the call of the meeting.

4.12         Notice of Special Board Meetings.  Notice of the time and place of every special meeting of the Board of Directors shall be given to each director by any one director or officer by means of mail, personal delivery, telegraph, telephone, facsimile, email, or other communication equipment, to be received no later than two (2) days before the date of the meeting; provided, however, that any director present at a meeting shall be deemed to have received or waived notice of such meeting unless the director appears at the meeting for the sole purpose of objecting to the conduct of any business at the meeting on the ground that it is not lawfully convened. Notice of a meeting may be waived in writing at any time without specifying in such waiver the purpose of or the business transacted at such meeting.

4.13         Quorum.  At all meetings of the Board, a majority of the directors in office and qualified to act constitute a quorum for the transaction of business (whether or not voting on any particular matter), and the action of a majority of the directors present at any meeting at which a quorum is present is the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the Certificate of Formation or this Agreement. If a quorum is not present at any meeting of the Board of Directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

4.14         Remuneration of Directors.  By resolution of the Members, expenses of attendance, if any, and a fixed fee, may be allowed to directors for attendance at each regular or special meeting of the Board or of any committee thereof.

4.15         Removal.  The Members, by vote of a majority of the total voting power of all of the membership interests at any special meeting called for such purpose or by written consent to action, may at any time remove from office, with or without cause, any one or more directors.

4.16         Vacancies.  Unless and until filled by the Members, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of Members and until his successor is elected and qualified, or until his earlier death, resignation or removal.

4.17         Board Procedure.  The directors shall choose one of their own to chair Board meetings. The chairman of the meeting shall call for all votes and shall be the judge of all points of order. His decision on points of order shall be final, unless two members of the Board appeal his decision to the full Board, and in that event a majority of the directors present shall decide the question, provided a quorum is present. All resolutions entered in the minutes without special statement of the yeas and nays shall be considered passed by the unanimous vote of the directors present at the meeting. Any director who votes against a motion shall have the right to request the Secretary to enter his name on the minutes as voting against the motion. A majority of the Board constitutes a quorum, and the Board may take action either by vote of a majority of the members present at any meeting at which there is a quorum, unless the concurrence of a greater proportion is required for such action by law, the Certificate of Formation or this Agreement, or by written concurrence of all of the members of the Board.

5.                                      Committees

5.1           Committees of Directors.  The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified director at any meeting of the committee. Vacancies in the committee may be filled by the Board of Directors or by the President. In the absence or disqualification of a member of a committee, the member or members thereof, present at any meeting and not disqualified from voting, whether or not the same constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. To the extent provided in the resolution and subject to the Act, any such committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company. Unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, elect officers and directors, change the committee’s membership, or do any of the acts described in Section 4.4. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence of specific direction by the Board to the contrary, a majority of a committee’s members shall constitute a quorum and the affirmative vote of a majority of a committee’s members shall be necessary for the adoption of the resolution.

5.2           Minutes of Meetings of Committees.  Any committees designated by the Board shall keep regular minutes of their proceedings, and shall report the same to the Board when required, but no approval by the Board of any action properly taken by a committee shall be required.

5.3           Committee Procedure.  If the Board fails to designate the chairman of a committee, the President, if a member, shall be chairman. Each committee shall meet at such times as it shall determine, and at any time on call of the chairman. In case of absence or disqualification of a member of a committee at any meeting thereof, the qualified members present, whether or not they constitute a quorum, may unanimously appoint a director to act in place of the absent or disqualified member. The Board has power to change the members of any committee at any time, to fill vacancies, and to discharge any committee at any time.

6.                                      Officers

6.1           Designated Offices.  The officers of the Company shall be a President and a Secretary, and there may be one or more Vice-Presidents, a Treasurer and such other officers as may, from time to time, be elected or appointed by the Board. Any two officers may be combined in the same person, and none need be a director. The initial officers of the Company are named in the attached Exhibit A.

6.2           President.  The President is the chief executive officer, with general management of the Company’s business and power to make contracts in the ordinary course of business; he shall be subject to the direction of the Board of Directors and shall see that all orders and resolutions of the Board are carried into effect and direct the other officers in the performance of their duties; and shall generally perform all acts incidental to the office of President of a business corporation, or which are authorized or required by law, or which are incumbent upon him under the provisions of the Certificate of Formation and this Agreement.

6.3           Vice-President.  Each Vice-President shall have such powers, and shall perform such duties, as shall be assigned to him by the Board of Directors or by the President, and, in the order determined by the Board, shall, in the absence or disability of the President, perform his duties and exercise his powers.

6.4           Treasurer.  Any Treasurer shall have such custody of all funds, securities, evidences of indebtedness, and other valuable documents of the Company as the Board of Directors shall order. He may receive and give, or cause to be given, receipts and acquittances for moneys paid in an account of the Company, and may pay out of the funds on hand all just debts of the Company of whatever nature, when due. He shall enter, or cause to be entered, in books of the Company to be kept for that purpose, accounts of all moneys received and paid out on account of the Company, and, whenever required by the President or the Board of Directors, he shall render a statement of his accounts. He shall keep or cause to be kept such books as will show a record of the expenses, gains, losses, assets and liabilities of the Company; and he shall perform all of the other duties incident to the office of the Treasurer of a business corporation. If required by the Board, he shall give the Company a bond for the faithful discharge of his duties and for restoration to the Company, upon termination of his tenure, of all property of the Company under his control.

6.5           Secretary.  Unless noted otherwise in this Agreement, the Secretary shall give or cause to be given notice of all meetings of Members, the Board of Directors, and committees, and all other notices required by law or by this Agreement, and in the case of his absence or refusal or neglect to do so, any such notice may be given by the Members, directors or officers at whose request the meeting is called. He shall record all of the proceedings of the meetings of the Members, of the Board of Directors, and of committees in a book to be kept for that purpose. Except as otherwise determined by the Board of Directors, he has charge of the original membership interest record books, transfer books, and membership interest ledgers, and shall act as transfer agent of the membership interests issued by the Company. He has custody of the seal of the Company, and shall affix it to all instruments requiring it; and he shall perform such other duties as may be assigned to him by the Board of Directors or the President.

6.6           Assistants.  Any Assistant Secretary or Assistant Treasurer shall have such duties as may be delegated to them by the Secretary and Treasurer respectively.

6.7           Other Officers.  The other officers of the Company shall respectively have and exercise such powers and perform such duties as may be prescribed for them from time to time by the Board of Directors or the President.

6.8           Term of Office.  All officers and employees elected or appointed by the Board of Directors or under its authority shall hold office at the pleasure of the Board or of an executive officer designated by the Board.

7.                                      Company Capital

7.1           Transfer of Membership Interests.  Subject to transfer restrictions herein provided or referred to, membership interests in the Company are transferable only on its books, by the owner thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer, and whenever a transfer is made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. The Board may make regulations concerning the transfer of membership interests.

7.2           Transitional Provision.  Prior to the Conversion, the issued capital of EnCana Gas Storage Inc. was 1,000 shares of Class A stock, all of which were owned by Alenco Inc. Such shares of stock shall be converted into all of the issued and outstanding membership interest of the Company. Upon the Conversion becoming effective as described in Section 1.1 of this Agreement, there shall be issued to Alenco Inc. the sole outstanding membership interest without the need for any action on the part of the Board of Directors or the Members.

8.                                      Company Property

8.1           Title to Property.  All immovable and movable property of the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such property in the Member’s individual name or right. Each Member’s interest in the Company shall be personal property for all purposes. The Company shall hold all of its property in the name of the Company and not in the name of any Member.

8.2           Transfers of Property.  All conveyances, mortgages, liens, security interests, encumbrances, and other transfers of any interest of the Company in real estate or immovable property by the Company must first be authorized by resolution of the Board of Directors, and executed on behalf of the Company by an officer in accordance with the resolution of the Board of Directors.

9.                                      Miscellaneous

9.1           Limitation on Liability.  No Member, officer or director shall be liable for any debt, obligation or liability of the Company. No Member shall be required to lend any funds to the Company. Except as otherwise expressly provided herein, no Member shall be required to make any additional capital contribution to the Company, other than the capital contribution agreed to be made at the time of issuance of membership interests to such Member.

9.2           Indemnification.  The Company hereby agrees to indemnify each Member, director, officer, employee or agent of the Company, and each director, officer, employee or affiliate of each Member, who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Member, employee or agent of the Company against expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding.

9.3           Capital Accounts.  The Company may maintain one or more capital accounts deemed appropriate by the Board to adequately reflect the Company’s capital attributable to the Members’ membership interests.

9.4           Company Seal.  The Company seal is circular in form, and contains the name of the Company. The seal may be used by causing it, or a facsimile thereof, to be impressed, or affixed or otherwise reproduced. The above provisions shall not be construed, however, to require the company seal for any resolution or company action to be valid.

9.5           Checks, Notes, Drafts.  All checks, drafts, other orders for the payment of money, and notes or other evidences of indebtedness, issued in the name of the Company, shall be signed by such officer or officers, agent or agents of the Company, and in such manner as shall, from time to time, be determined by the Board.

9.6           Waiver of Notice.  Whenever any notice of the time, place, or purpose of any meeting of Members, the Board of Directors or committee is required by law, the Certificate of Formation, or this Agreement, a waiver thereof, in writing, signed by the person or persons entitled to such notice, and delivered in person or by mail, telegraph, cable, facsimile transmission, email or any other available method and filed with the records of the meeting before or after the holding thereof, or actual attendance at the meeting of Members in person or by proxy, or at the meeting of the Board of Directors or committee in person, is equivalent to the giving of such notice.

9.7           Records.  The Certificate of Formation, Certificate of Conversion this Agreement and the proceedings of all meetings of Members, the Board of Directors and any other committee of the Board shall be recorded in appropriate minute books. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act by the secretary of the meeting.

9.8           Execution of Instruments.  Any one director or officer may execute documents either with or without the seal of the Company in its name and on its behalf, except where the execution of such instrument is expressly delegated to some other representative or agent of the Company by the Board of Directors.

9.9           Expenditures.  No, employee shall make any expenditure or incur any debt without the authority delegated to him by the President or Board of Directors.

9.10         Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the party to whom addressed when delivered to such party by mail, personal delivery, telegraph, telephone, facsimile transmission, email or other communication equipment, or, if mailed, notice is deemed given when deposited in the mail in Canada or in the United States, postage prepaid, directed to the Member at his address as it appears on the records of the Corporation.

9.11         Headings.  Headings of Sections in this Agreement are only for convenience of reference and do not define, limit, extend, or describe the scope or intent of this Agreement.

9.12         Number and Gender.  Whenever required by the context, the singular number shall include the plural, any gender shall include all genders, and the word “person” shall include individuals, corporations, partnerships, limited liability companies, and other entities.

9.13         Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.14         Severability.  If any one or more provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.15         Counterparts.  This document may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.16         Binding Effect.  Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective distributees, successors and assigns.

9.17         Additional Documents and Acts.  Each Member shall execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

10.                               Definitions

The definitions provided in this Section 10 apply for purposes of this Agreement. Other terms are defined elsewhere herein.

(a)           “Certificate of Formation” means the Certificate of Formation of the Company as filed with the Delaware Secretary of State, as amended from time to time.

(b)           “Certificate of Conversion” means the Certificate of Conversion of the Company as filed with the Delaware Secretary of State.

(c)           “Member” means a person who has been admitted to the Company as a member as provided in section 18-301 of the Limited Liability Company Act.

(d)           “Sharing Ratio” means, subject in each case to adjustments in accordance with this Agreement or in connection with dispositions of Membership Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit B, and (b) in the case of membership interests issued pursuant to Section 3.3, the Sharing Ratio established pursuant thereto; provided, however, that the total of all Sharing Ratios shall always equal 100%.

IN WITNESS WHEREOF, the Members and the Company execute this Agreement effective as of the date first stated above.

COMPANY:

Niska Gas Storage LLC

By:	/s/ Renee Zemijak
Name:	Renee Zemijak
Title:	Director

MEMBER:

Alenco Inc.

By:	/s/ Don R. McClure
Name:	Don R. McClure
Title:	Vice-President, Finance

EXHIBIT A

INITIAL DIRECTORS AND OFFICERS

Directors

Richard C. Daniel

R. William Oliver

Don R. McClure

Renee E. Zemljak

Name	Officer Position(s) Held
R. William Oliver	Chair
Richard C. Daniel	President
C. Dean Cockshutt	Vice-President, Engineering & Operations
Philip H. Davies	Vice-President & General Counsel
Arthur L. Vanden Berg	Vice-President, Market Development
Don R. McClure	Vice-President & Comptroller
Edward P. Preville	Vice-President, Finance & Chief Financial Officer & Treasurer
Mary A. Viviano	Secretary
Rachel L. Desroches	Assistant Secretary

EXHIBIT B

Member	Sharing Ratio
Alenco Inc.	100%